Exhibit 10.1

Execution Version

AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 7 TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 1, 2021 (this "Amendment"), is by and among Sensient Receivables LLC, a Delaware limited liability company ("Seller"), Sensient Technologies Corporation, a Wisconsin corporation ("STC"), as initial Servicer and as the Performance Guarantor, and (c) Wells Fargo Bank, National Association, a national banking association (together with its successors and assigns, the "Purchaser").

RECITALS

WHEREAS, Seller, the Servicer and the Purchaser are parties to that certain Receivables Purchase Agreement, dated as of October 3, 2016 (as amended prior to the date hereof, the "Existing Purchase Agreement" and, as amended hereby and from time to time hereafter amended, restated or otherwise modified, the "Purchase Agreement"); and

WHEREAS, the parties wish to amend the Existing Purchase Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Purchase Agreement.

2.            Amendments.

(a)          Delete the definition of “LIBOR” in Exhibit I to the Existing Agreement.

(b)          The following new definitions are hereby inserted into Exhibit I to the Existing Agreement in their appropriate alphabetical order:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest or Yield calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest payment period or tenor pursuant to this Agreement as of such date.

“Benchmark” means, initially, 1-month USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to 1-month USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.3(i).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Purchaser in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bi-lateral business loans or trade receivables securitizations; provided that if the Purchaser decides that any such convention is not administratively feasible for the Purchaser, then the Purchaser may establish another convention in its reasonable discretion.

“Dollar” or “$” means United States dollars.

“Floor” means 0% per annum.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“1-month USD LIBOR” means the London interbank offered rate for deposits in United Stated dollars for a 1-month period.

“Other Benchmark Rate Election” means, if the then-current Benchmark is 1-month USD LIBOR, the occurrence of:

(a)          a notification by the Purchaser to the Seller Parties that at least five currently outstanding Dollar-denominated bi-lateral business loans or trade receivables securitization facilities at such time contain (as a result of amendment or as originally executed), in lieu of a 1-month USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such bi-lateral business loans or trade receivables securitization facilities are identified in such notice and are publicly available for review), and

(b)          the joint election by the Purchaser and Seller to trigger a fallback from 1-month USD LIBOR to such term benchmark rate and the provision by the Purchaser of written notice of such election to the Servicer.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is 1-month USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the date of such setting, and (2) if such Benchmark is not 1-month USD LIBOR, the time determined by the Purchaser in its reasonable discretion.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR Notice” means a notification by the Purchaser to the Seller Parties of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Purchaser that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Purchaser and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, (and for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 8.3(i) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

(c)           The definition in Exhibit I to the Existing Purchase Agreement of each of the defined terms listed below is hereby amended and restated in its entirety to read, respectively, as follows:

“Benchmark Replacement” means, for any Available Tenor,

(a)          with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Purchaser for the applicable Benchmark Replacement Date:

(1) the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2) the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3) the sum of: (A) the alternate benchmark rate that has been selected by the Purchaser and Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated bi-lateral commercial loan or trade receivables securitization facilities at such time and (B) the related Benchmark Replacement Adjustment; or

 (b)         with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment; and

(c)         with respect to any Other Benchmark Rate Election, the sum of:  (i) the alternate benchmark rate that has been selected by the Purchaser and Seller as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated bi-lateral trade receivables securitization facilities at such time, and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Purchaser decides that Term SOFR is not administratively feasible for the Purchaser, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Purchaser in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) or clause (c) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)          for purposes of clauses (a)(1), (a)(2) and (b) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points);

(2)        for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Purchaser and Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bi-lateral trade receivables securitization facilities; and

(3)         for purposes of clause (c) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Purchaser and Seller giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated bi-lateral trade receivables securitization facilities.

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 8.3(i)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Purchaser decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Purchaser in a manner substantially consistent with market practice (or, if the Purchaser decides that adoption of any portion of such market practice is not administratively feasible or if the Purchaser determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Purchaser decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)         in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)          in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Purchaser has provided the Term SOFR Notice to the Seller Parties pursuant to Section 8.3(i)(iii); or

(4)          in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or such Other Benchmark Rate Election is provided to the Servicer.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)         a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Commitment” means the commitment of the Purchaser to make Cash Investments from time to time, in an amount not to exceed in the aggregate the amount $30,000,000, as such amount may be amended in accordance with the terms hereof.

“Early Opt-in Election” means, if the then-current Benchmark is 1-month USD LIBOR, the occurrence of:

(a)           a notification by the Purchaser to the Seller Parties (or a request by the Seller Parties to the Purchaser to confirm) that at least five currently outstanding Dollar-denominated bi-lateral trade receivables securitization facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such bi-lateral trade receivables securitization facilities are identified in such notice or confirmation and are publicly available for review), and

(b)          the joint election by the Purchaser and Seller to trigger a fallback from 1-month USD LIBOR to the applicable Benchmark Replacement and the provision by the Purchaser of written notice of such election to the Servicer.

“Facility Limit” means $30,000,000, as such amount may be amended from time to time in accordance with this Agreement.

“Facility Termination Date” means the earlier of (i) October 1, 2022, and (ii) the Amortization Date.

“LIBOR Market Index Rate” means, for any day, the 1-month USD LIBOR as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars (the “Designated LIBOR Page”), as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Purchaser from another recognized source for interbank quotation), in each case, changing when and as such rate changes.  If the LIBOR Market Index Rate for any day cannot be determined in accordance with the preceding sentence, then the LIBOR Market Index Rate for such day will be the 1-month USD LIBOR for the most recent day on which such rate was reported on the Designated LIBOR Page.  If 1-month USD LIBOR as so reported is less than the Floor, it shall nevertheless be deemed to be the Floor for all purposes of the Transaction Documents.

“Review” shall have the meaning specified in Section 5.1(i) of this Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(d)           Section 1.2 of the Existing Agreement is hereby amended to add a new subpart (c) at the end thereof:

(c) Not more than one (1) time after October 1, 2021, provided that no Amortization Event or Potential Amortization Event exists and is continuing, Seller (or the Servicer, on Seller’s behalf) may, by written notice to the Purchaser, request an increase in the Commitment and the Facility Limit in an amount not to exceed $35,000,000.  Upon receipt of such request, the Purchaser agrees to promptly seek credit approval to increase the Commitment and the Facility Limit in an amount equal the increase requested (such occurrence, an “Increase Event”); provided, however, that nothing herein shall be deemed to constitute a commitment by the Purchaser to provide, or to obtain credit approval to provide, any portion of the requested increase.  If the Purchaser notifies the Seller Parties that it has obtained credit approval for all or any portion of the requested increase, the Commitment and the Facility Limit will automatically increase by the approved amount of the requested increase on the first Business Day of the next Calculation Period following delivery to the Seller Parties of written notice of such credit approval.

(e)           The last proviso at the end of Section 5.1(i) of the Existing Agreement is hereby amended and restated in its entirety as follows:

provided that, so long as no Amortization Event has occurred and is continuing, (i) prior to the occurrence of the earlier to occur of an Increase Event as defined in Section 1.2(c) and August 31, 2022, no Reviews will be permitted under this Section 5.1(i) unless the Purchaser (A) pays for the cost of such Review and (B) gives the Seller and the Servicer not less than 90 days’ advance notice of such Review; and (ii) after the occurrence of the earlier to occur of an Increase Event and August 31, 2022, only one (1) Review (which Review may apply to both Seller and the Servicer) will be permitted under this Section 5.1(i) in any period beginning on October 3~~,~~ in each year on and after the Closing Date and ending on each anniversary thereof in the succeeding year.

(f)           Section 8.3(i) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

(i) Benchmark Replacement Setting.

(i)          Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event, an Other Benchmark Rate Election or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date and such Benchmark, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) or clause (c) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchaser without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.

Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that this paragraph shall not be effective unless the Purchaser has delivered to the Seller Parties a Term SOFR Notice.  For the avoidance of doubt, the Purchaser shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)         Benchmark Replacement Conforming Changes.  In connection with the implementation of a Benchmark Replacement, in consultation with Seller, the Purchaser will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii)        Notices; Standards for Decisions and Determinations.  The Purchaser will promptly notify the Seller Parties of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Other Benchmark Rate Election or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement and (C) the effectiveness of any Benchmark Replacement Conforming Changes.  Any determination, decision or election that may be made by the Purchaser pursuant to this Section 8.3(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 8.3(i).

3.           Effect of Amendment.  Except as specifically amended hereby, the Existing Purchase Agreement and all exhibits and schedules attached thereto remains unaltered and in full force and effect, and this Amendment shall not constitute a novation of the Purchase Agreement but shall constitute an amendment thereof.  The Performance Undertaking remains unaltered and in full force and effect and is hereby ratified and confirmed.

4.            Conditions Precedent.  Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

(a)           Wells shall have received counterparts hereof, duly executed by each of the parties hereto.

(b)         Wells shall have received counterparts of the Fourth Amended and Restated Fee Letter of even date herewith, duly executed by each of the parties thereto, together with payment of the Upfront Amendment Fee described in numbered paragraph 1 thereof in immediately available funds.

(c)           Each of the representations and warranties contained in Section 5 of this Amendment shall be true and correct.

5.            Representations and Warranties.  After giving effect to this Amendment, each of the Performance Guarantor, Seller and the Servicer hereby represents and warrants to the Purchaser that each of the representations and warranties made by it or on its behalf in the Purchase Agreement or the Performance Undertaking, as applicable, are true and correct, in all material respects, on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by it on the date hereof and in this Amendment (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date), and the Performance Undertaking is hereby ratified and confirmed.  The representations and warranties set forth above shall survive the execution of this Amendment.

6.           CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

7.           CONSENT TO JURISDICTION.  EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

8.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE PURCHASE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

9.            Binding Effect. Upon execution and delivery of a counterpart hereof by each of the parties hereto, and the satisfaction of the conditions precedent set forth in Section 5 hereof, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

10.         Legal Fees.  In addition to its obligations under the Purchase Agreement, Seller agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Purchaser, in connection with the negotiation, preparation, execution and delivery of this Amendment within 30 days after receipt of a reasonably detailed invoice therefor.

11.          Counterparts; Severability; Section References. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, PDF, or other electronic transmission shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SENSIENT RECEIVABLES LLC, AS SELLER

By:	/s/ Lori Hauser
Name: Lori Hauser
Title: Vice President

SENSIENT TECHNOLOGIES CORPORATION, AS THE SERVICER AND THE PERFORMANCE GUARANTOR

By:	/s/ Amy Agallar
Name: Amy Agallar
Title: Vice President – Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE PURCHASER

By:	/s/ Jason Barwig
Name: Jason Barwig
Title: Vice President